Calculation of Filing Fee Tables
S-8
GERON CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2018 Equity Incentive Plan	Other	4,500,000	$ 1.43	$ 6,435,000.00	0.0001381	$ 888.68
Total Offering Amounts:						$ 6,435,000.00		$ 888.68
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 888.68
Offering Note
[1]	This Registration Statement registers the offer and sale of 4,500,000 shares of common stock of Geron Corporation (the "Registrant"), par value $0.001 (the "Common Stock") issuable under the Registrant's 2018 Equity Incentive Plan, as amended (the "2018 Incentive Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may from time to time be offered or issued under the 2018 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based on (a) the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on July 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources